Exhibit 107

Calculation of Filing Fee Tables

Form F-1/A
(Form Type)

Gorilla Technology Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares underlying contingent value rights(2)	Rule 457(g)	7,422,204	(2)	$6.67	(3)	$49,506,100.68	0.00011020	$5,455.57	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts									$5,455.57
	Total Fees Previously Paid									‒
	Total Fee Offsets									‒
	Net Fee Due									$5,455.57

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional ordinary shares, $0.0001 par value per share (“ordinary shares”), of Gorilla Technology Group Inc. as may be issuable with respect to the shares being registered for resale hereunder as a result of a stock split, stock dividend, recapitalization or similar event.

(2)	Represents the difference between the 14,000,000 ordinary shares being underlying the contingent value rights being registered here under this Amendment No.1 to Form F-1 and the 6,577,796 ordinary shares underlying the contingent value rights, as disclosed on the original Form F-1, filed with the Securities and Exchange Commission as of October 12, 2022, which filing fee has been previously paid.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares reported on February 15, 2023, which was $6.67 per share.